Exhibit 16.1


Webb & Company, P.A.
Certified Public Accountants


                                                               February 27, 2006


Securities and Exchange Commission
100 F Street
N.E. Washington, D.C. 20549

RE: Techlabs, Inc.
    File Ref. No 000-26233


We have read the statements of Techlabs, Inc. pertaining to our firm included under Item 4.01 of Form 8-K/A dated January 7, 2006 and agree with such statements as they pertain to our firm, except, we have not performed any procedures related to the December 31, 2005 financial statements referred to in Paragraph two and item three of paragraph two.





                                        Regards,



                                        /s/ Webb & Company, P.A.


________________________________________________________________________________
            1501 Corporate Drive. Suite 290 o Boynton Beach, FL 33426
                 Telephone: (561) 752-1721 o Fax: (561) 734-8562
                                 www.cpawebb.com